SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

AMÉRICA MÓVIL, S.A.B. DE C.V.	RADIOMÓVIL DIPSA, S.A. DE C.V.
(Exact Name of Registrant as Specified in Its Charter)	(Exact Name of Registrant as Specified in Its Charter)

UNITED MEXICAN STATES

(State of Incorporation or Organization)

NOT APPLICABLE

(I.R.S. Employer Identification No.)

Lago Zurich 245

Plaza Carso / Edificio Telcel

Colonia Granada Ampliación

11529 México, D.F., México

(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
2.375% Senior Notes due 2016	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the

following box.             ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file numbers to which this form relates: 333-162217 and 333-162217-01

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1.	Description of Registrants’ Securities to Be Registered.

For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of Debt Securities” on pages 8 through 23 of the Prospectus dated September 30, 2009 included in the Registration Statement on Form F-3 of América Móvil, S.A.B. de C.V. (the “Company”) and Radiomóvil Dipsa, S.A. de C.V. (the “Guarantor”) (Registration Nos. 333-162217 and 333-162217-01), as supplemented by the information under the headings “Risk Factors” and “Description of Notes” on pages S-10 and S-24 through S-28, respectively, of the related Prospectus Supplement, dated August 31, 2011.

Item 2.	Exhibits.

99.1 Prospectus dated September 30, 2009, incorporated by reference to the Registration Statement on Form F-3 filed with the SEC by the Company and the Guarantor on September 30, 2009 (Registration Nos. 333-162217 and 333-162217-01).

99.2 Prospectus Supplement dated August 31, 2011, incorporated by reference to the SEC filing pursuant to Securities Act Rule 424(b)(2) by the Company and the Guarantor on September 2, 2011.

99.3 Indenture dated September 30, 2009, among the Company, the Guarantor and The Bank of New York Mellon, as trustee, incorporated by reference to Exhibit 4.1 of the Registration Statement on Form F-3 filed with the SEC by the Company and the Guarantor on September 30, 2009 (Registration Nos. 333-162217 and 333-162217-01).

99.4 Eighth Supplemental Indenture dated September 8, 2011, among the Company, the Guarantor and The Bank of New York Mellon, as trustee, including the form of global note, incorporated by reference the report on Form 6-K furnished by the Company to the SEC on September 8, 2011.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each of the Registrants has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

AMÉRICA MÓVIL, S.A.B. DE C.V. (Registrant)

By:	/s/ Carlos José García Moreno Elizondo
Name:	Carlos José García Moreno Elizondo
Title:	Attorney-in-Fact

By:	/s/ Alejandro Cantú Jiménez
Name:	Alejandro Cantú Jiménez
Title:	Attorney-in-Fact

RADIOMÓVIL DIPSA, S.A. DE C.V. (Registrant)

By:	/s/ Carlos José García Moreno Elizondo
Name:	Carlos José García Moreno Elizondo
Title:	Attorney-in-Fact

By:	/s/ Alejandro Cantú Jiménez
Name:	Alejandro Cantú Jiménez
Title:	Attorney-in-Fact

Date: September 30, 2011

INDEX TO EXHIBITS

Exhibit No.	Exhibit

99.1	Prospectus dated September 30, 2009, incorporated by reference to the Registration Statement on Form F-3 filed with the SEC by the Company and the Guarantor on September 30, 2009 (Registration Nos. 333-162217 and 333-162217-01).

99.2	Prospectus Supplement dated August 31, 2011, incorporated by reference to the SEC filing pursuant to Securities Act Rule 424(b)(2) by the Company and the Guarantor on September 2, 2011.

99.3	Indenture dated September 30, 2009, among the Company, the Guarantor and The Bank of New York Mellon, as trustee, incorporated by reference to Exhibit 4.1 of the Registration Statement on Form F-3 filed with the SEC by the Company and the Guarantor on September 30, 2009 (Registration Nos. 333-162217 and 333-162217-01).

99.4	Eighth Supplemental Indenture dated September 8, 2011, among the Company, the Guarantor and The Bank of New York Mellon, as trustee, including the form of global note, incorporated by reference the report on Form 6-K furnished by the Company to the SEC on September 8, 2011.